                                                                    EXHIBIT 3.12

              AMENDMENT NO. 8 TO AGREEMENT OF LIMITED PARTNERSHIP
              ---------------------------------------------------



          This Amendment No. 8 to the Agreement of Limited Partnership of Brylane, L.P. (this "Amendment") is made as of December 5, 1996 by and among Brylane, L.P., a Delaware limited partnership (the "Partnership"), VGP Corporation, a Delaware corporation ("FS General Partner"), VLP Corporation, a Delaware corporation ("FS Limited Partner"), Lane Bryant Direct Holding, Inc., a Delaware corporation ("Lane Bryant") (as successor in interest to Lane Bryant Direct, Inc., a Delaware corporation, Lerner Direct, Inc., a Delaware corporation, and Roaman's, Inc., a Delaware corporation), WearGuard Corporation, a Delaware corporation ("WearGuard"), Chadwick's, Inc., a Massachusetts corporation ("Chadwick's"), Leeway & Co., a Massachusetts partnership, as nominee for the Long-Term Investment Trust, a trust governed by the laws of the State of New York ("Leeway"), and NYNEX Master Trust, a trust governed by the laws of the State of New York ("NYNEX"), with reference to the following background.

                                R E C I T A L S:
                                - - - - - - - -

          A. FS General Partner, FS Limited Partner, Lane Bryant and WearGuard are parties to that certain Agreement of Limited Partnership of the Partnership made as of the 30th day of August, 1993 and amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6 and Amendment No. 7 thereto (as amended, the "Partnership Agreement").

          B. The Partnership has determined that it is in its best interest to purchase substantially all of the assets (the "Acquisition") used in the "Chadwick's of Boston" catalog division (the "Division") of the TJX Companies, Inc., a Delaware corporation ("TJX"), pursuant to the terms and conditions of that certain Asset Purchase Agreement by and among TJX, Chadwick's Inc., (a wholly-owned subsidiary of TJX) and the Partnership dated October 18, 1996 (the "Purchase Agreement").

          C. In connection with the Purchase Agreement, the Partnership has issued to Chadwick's that certain Convertible Subordinated Note in the principal amount of $20,000,000 due 2006 (the "Note"), which Note is convertible at any time, in whole or in part, at the option of Chadwick's into a total of 727,273 Units at a conversion price of $27.50 per Unit as part of the consideration paid to Chadwick's by the Partnership for the Acquisition, all pursuant to the terms and conditions of the Purchase Agreement and the Note.

          D. The FS General Partner and the FS Limited Partner are wholly-owned subsidiaries of VP Holding Corporation, a Delaware corporation ("VP Holding"), which is controlled by FS Equity Partners II, L.P., a California limited partnership ("FSEP II"), FS Equity Partners III, L.P., a Delaware limited partnership ("FSEP III") and FS Equity Partners

International, L.P., a Delaware limited partnership ("FSEP International", and collectively with FSEP II and FSEP III, the "Freeman Spogli Funds").

          E. In connection with the Acquisition Leeway and NYNEX each desire to become a Limited Partner and to subscribe for and acquire from the Partnership 500,000 and 500,000 Units, respectively, for a purchase price of $20.00 per Unit, all pursuant to the terms and conditions of that certain Unit Subscription Agreement by and among the Partnership, FS General Partner, FS Limited Partner, Leeway, and NYNEX dated as of the date hereof (the "Subscription Agreement") and this Amendment.

          F. In connection with the Acquisition, FS Limited Partner desires to subscribe for and acquire from the Partnership 1,500,000 additional Units at a price of $20.00 per Unit, all pursuant to the terms and conditions of the Subscription Agreement and this Amendment.

          G. In connection with the Acquisition, WearGuard desires to subscribe for and acquire from the Partnership 66,445 additional Units for a price of $20.00 per Unit, all pursuant to the terms and conditions of the Subscription Agreement and this Amendment.

          H. In connection with the Acquisition, VP Holding Corporation, a Delaware corporation, has agreed to issue 75,000 shares of its Series A Convertible Redeemable Preferred Stock (the "Preferred Stock") to certain former employees of the Division (the "Preferred Stockholders") for a price of $20.00 per share, and VP Holding Corporation desires to contribute the proceeds of such issuance to the Partnership.

          I. The parties hereto have determined it is in their mutual best interests to amend the Partnership Agreement in the manner set forth below in connection with (i) the issuance of the Note to Chadwick's, the election by Chadwick's to convert the Note into Units and the admission of Chadwick's as a Limited Partner of the Partnership upon such conversion, (ii) the issuance of the Preferred Stock to the Preferred Stockholders, the conversion of the Preferred Stock into common stock of VP Holding and any repurchase or redemption of Preferred Stock or common stock from the Preferred Stockholders, (iii) the issuance of 500,000 and 500,000 Units to Leeway and NYNEX, respectively, the admission of Leeway and NYNEX as Limited Partners of the Partnership and (iv) the issuance of 1,505,980 Units to FS Limited Partner, and (v) the issuance of 66,445 Units to WearGuard.

          J. The parties hereto have determined it is in their mutual best interests to subject the Note to transferability restrictions substantially equivalent to the restrictions on the transferability of Units of Limited Partners set forth in Sections 9.01, 9.03, 9.04 and 9.06 of the Partnership Agreement.

          K. Certain of the parties hereto have formed Brylane Inc., a Delaware corporation ("Brylane Inc.") and entered into that certain Incorporation and Exchange

Agreement dated as of October 14, 1996 by and among the Freeman Spogli Funds, The Limited, Inc., a Delaware corporation ("The Limited"), Lane Bryant, WearGuard and Brylane Inc. (as amended from time to time, the "Incorporation Agreement") in order to implement Article X of the Partnership Agreement.

          L. In light of the Acquisition, the issuance by the Partnership of the Note and the admission of Leeway and NYNEX as Limited Partners, the parties to the Incorporation and Exchange Agreement, Chadwick's, Leeway and NYNEX have amended and restated the Incorporation by entering into that certain First Amended and Restated Incorporation and Exchange Agreement dated as of December 5, 1996.


                               A G R E E M E N T:
                               - - - - - - - - -

          NOW, THEREFORE, the parties hereto agree as follows:

          SECTION 1.  Definitions; References.  Each term used herein which is
                      -----------------------
not defined herein, or otherwise specified, shall have the meaning assigned to such term in the Partnership Agreement. Unless otherwise defined herein, the term "Closing" shall mean the closing of the transactions contemplated by the Purchase Agreement. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Partnership Agreement shall from and after the date hereof refer to the Partnership Agreement as amended hereby.

          SECTION 2.  Issuance of Additional Units to FS Limited Partner and
                      ------------------------------------------------------
WearGuard.  At the closing of the transactions contemplated by the Subscription
---------
Agreement, and subject to the terms and conditions thereof, the Partnership will issue to (i) FS Limited Partner 1,505,980 additional Units at a price of $20.00 per Unit, as consideration for the $30,119,600 Capital Contribution made by FS Limited Partner under the Subscription Agreement and (ii) WearGuard 66,445 additional Units at a price of $20.00 per Unit as consideration for the $1,328,900 Contribution made by WearGuard under the Subscription Agreement.

          To effectuate the foregoing, a new subsection (c) shall be added to
Section 3.02 as follows:

               (c) As of the closing of that certain Unit Subscription Agreement by and among the Partnership, VP Holding, the Freeman Spogli Funds, FS Limited Partner, Leeway & Co., a Massachusetts partnership, as nominee for the Long-Term Investment Trust, a trust governed by the laws of the State of New York

          ("Leeway"), and NYNEX Master Trust, a trust governed by the laws of the State of New York ("NYNEX") dated December 5, 1996, (the "Subscription Agreement"), the Partnership will issue to FS Limited Partner 1,500,000 Units, at a price of $20.00 per Unit, as consideration for FS Limited Partner having made a Capital Contribution pursuant to the Subscription Agreement of $30,000,000, with respect to such Units. As a result of the foregoing, FS Limited Partner will have a total of 6,509,167 Units and a 42.07% Percentage Interest.

          To effectuate the foregoing, a new subsection (d) shall be added to
Section 3.02 as follows:

               (d) As of the closing of the Subscription Agreement, the Partnership will issue to WearGuard 66,445 Units at a price of $20.00 per Unit as consideration for WearGuard having made a Capital Contribution pursuant to the Subscription Agreement of $1,328,900 with respect to such Units. As a result of the foregoing, WearGuard will have a total of 399,778 Units and a 2.58% Percentage Interest.

          SECTION 3.  Admission of Each of Chadwick's, Leeway and NYNEX as a
                      ------------------------------------------------------
Limited Partner and Amendment of Section 3.02 of the Partnership Agreement.
--------------------------------------------------------------------------

          (a) At the closing of the transactions contemplated under the Subscription Agreement, and subject to the terms and conditions thereof, the Partnership will issue to Leeway 500,000 Units at a price of $20.00 per Unit as consideration for the $10,000,000 Capital Contribution made by Leeway with respect to such Units. Upon the issuance of these Units, Leeway shall be admitted as a Limited Partner of the Partnership. By its execution hereof, and in consideration of the representations, covenants and agreements contained in the Partnership Agreement, Leeway confirms and agrees that it shall be bound by all of the provisions of the Partnership Agreement as amended by this Amendment applicable to Limited Partners, and as amended from time to time.

          To effectuate the foregoing, a new subsection (e) shall be added to
Section 3.02 as follows:

               (e) As of the closing of the Subscription Agreement, Leeway shall be admitted as a Limited Partner and the Partnership will issue 500,000 Units to Leeway at a price of $20.00 per Unit as consideration for

          Leeway having made a Capital Contribution pursuant to the Subscription Agreement of $10,000,000 with respect to such Units, which amount shall be its initial Capital Account. As a result of the foregoing, Leeway will have a 3.23% Percentage Interest.

          (b) At the closing of the transactions contemplated under the Subscription Agreement, and subject to the terms and conditions thereof, the Partnership will issue to NYNEX 500,000 Units at a price of $20.00 per Unit as consideration for the $10,000,000 Capital Contribution made by NYNEX with respect to such Units. Upon the issuance of these Units, NYNEX shall be admitted as a Limited Partner of the Partnership. By its execution hereof, and in consideration of the representations, covenants and agreements contained in the Partnership Agreement, NYNEX confirms and agrees that it shall be bound by all of the provisions of the Partnership Agreement as amended by this Amendment applicable to Limited Partners, and as amended from time to time.

          To effectuate the foregoing, a new subsection (f) shall be added to
Section 3.02 as follows:

               (f) As of the closing of the Subscription Agreement, NYNEX shall be admitted as a Limited Partner and the Partnership will issue 500,000 Units to NYNEX at a price of $20.00 per Unit as consideration for NYNEX having made a Capital Contribution pursuant to the Subscription Agreement of $10,000,000 with respect to such Units, which amount shall be its initial Capital Account. As a result of the foregoing, NYNEX will have a 3.23% Percentage Interest.

               (c) Upon Chadwick's election to convert the Note into Units, and subject to the terms and conditions of the Note, the Partnership will issue to Chadwick's the number of Units into which the Note shall have been duly and validly converted. Upon such issuance of Units, Chadwick's shall be admitted as a Limited Partner of the Partnership. By its execution hereof, and in consideration of the representations, covenants and agreements contained in the Partnership Agreement, Chadwick's confirms and agrees that it shall be bound by all of the provisions of the Partnership Agreement as amended by this Amendment applicable to Limited Partners, and as amended from time to time.

          To effectuate the foregoing, a new subsection (g) shall be added to
Section 3.02 of the Partnership Agreement as follows:

               (g) Upon the due and valid conversion of all or part of that certain Convertible Subordinated Note in the principal amount of TWENTY MILLION DOLLARS ($20,000,000) issued by the Partnership to Chadwick's, a Massachusetts corporation ("Chadwick's"), due 2006 (the "Note") in accordance with the terms of the Note, Chadwick's shall be admitted as a Limited Partner and the Partnership will issue to Chadwick's the number of Units into which the converted portion shall have been duly and validly converted at a conversion price of $27.50 per Unit (as adjusted pursuant to the terms of the Note) up to 727,273 Units, and Chadwick's shall be treated as having received the principal amount of the Note converted with respect to such Units and as having made a Capital Contribution in such amount, which amount shall be its initial Capital Account, which shall be increased from time to time in connection with further conversions of the Note, if any.

          SECTION 4.  Amendment of Section 3.04(d) of the Partnership Agreement.
                      ---------------------------------------------------------
The last sentence of Section 3.04(d) shall be amended and restated as follows:

          The rights of a Partner under this Section 3.04(d) shall terminate (i) with respect to Lane Bryant, on the one hand, and the FS General Partner and the FS Limited Partner, on the other hand, at such time as Lane Bryant or the FS General Partner and the FS Limited Partner (as a group), as the case may be, shall have sold at least one-half of the Units held by such entity (in the case of Lane Bryant) or such group (in the case of the FS Limited Partner and the FS General Partner) as of the closing ("Closing") of the transactions contemplated by that certain Asset Purchase Agreement by and among the TJX Companies, Inc., a Delaware corporation ("TJX"), Chadwick's and the Partnership dated October 18, 1996 (the "Purchase Agreement") and (ii) with respect to any other Partner, at such time as such Partner's Percentage Interest shall be less than 10%; provided that the rights of each of WearGuard
                                  --------
          and Chadwick's under this Section 3.04(d) shall not terminate until the Percentage Interest of WearGuard or Chadwick's, as applicable, shall be less than 3% and 3%, respectively; provided further, that the
                                                      -------- -------
          rights of Leeway or NYNEX, as applicable, under this Section 3.04(d) shall not terminate until Leeway or NYNEX, as applicable, shall hold less than

          50% of the Units it held as of the date of the Closing; and provided further that Units retired in accordance with Section 8.09
          -------- -------
          shall be excluded from any determination under clause (i) of this sentence.

          SECTION 5.  Amendment of Section 6.01 of the Partnership Agreement.  A
                      ------------------------------------------------------
new subsection (d) shall be added to Section 6.01 of the Partnership Agreement as follows:

               (d) Notwithstanding anything to the contrary contained in this
          Section 6.01, the Partners expressly agree that the provisions of
          Section 6.01(a) and 6.01(b) shall not apply to Chadwick's, TJX, Leeway, NYNEX or any of their respective Subsidiaries or Affiliates.

          SECTION 6.  Amendment of Section 7.04 of the Partnership Agreement.
                      ------------------------------------------------------

               (a) A new clause shall be added to the end of subsection (a) of
Section 7.04 of the Partnership Agreement as follows:

          provided that each of WearGuard and Chadwick's, regardless of its
          --------
          Percentage Interest, shall have rights under this Section 7.04(a), which rights shall terminate when the Percentage Interest of each of WearGuard and Chadwick's, as applicable, shall be less than 1.5% and 3.0%, respectively.

               (b) A new subsection (f) shall be added to the end of Section
7.04 of the Partnership Agreement as follows:

               (f) Notwithstanding anything contained in this Section 7.04 to the contrary, each of Leeway and NYNEX, regardless of its Percentage Interest, shall have rights under Sections 7.04(a), 7.04(b) and 7.04(d), which rights shall terminate when each of Leeway and NYNEX, as applicable, shall hold less than 50% of the Units it held as of the date of the Closing.

          SECTION 7.  Amendment of subsection (d) to Section 8.03 of the
                      --------------------------------------------------
Partnership Agreement.  Subsection 8.03(d) of the Partnership Agreement shall be
---------------------
amended and restated as follows:

               (d) Each of WearGuard, Leeway and NYNEX is entitled to receive all notices of: (i) the time and place of any regularly scheduled or specially called meetings of the Board or (ii) the time and place of any regularly scheduled or specially called meetings of any committee of the Board. Additionally, all information disseminated to the Board pertaining to any Board meeting or to any unanimous written consent of the Board shall be distributed to each of WearGuard, Leeway and NYNEX at the same time and in the same manner as the distribution of such information to all other members of the Board. Further, each of WearGuard, Leeway and NYNEX shall be entitled to have one representative attend and participate in all in-person and telephonic meetings of the Board and all in-person and telephonic meetings of any committee of the Board, in all cases as a nonvoting participant; provided, that this right
                                                   --------
          shall not prohibit the holding of any meeting as long as each of WearGuard, Leeway and NYNEX has been provided with the notice referred to in the first sentence of this Section 8.03(d). The rights of WearGuard pursuant to this Section 8.03(d) shall terminate when WearGuard has sold more than 175,000 Units. The rights of Leeway or NYNEX, as applicable, pursuant to this Section 8.03(d) shall terminate when each of Leeway or NYNEX, as applicable, shall hold less than 50% of the Units it held as of the date of the Closing. The rights granted to each of WearGuard, Leeway and NYNEX under this Section 8.03(d) or
          Section 7.04 shall not entitle WearGuard, Leeway nor NYNEX to receive or have any access to any material non-public information concerning the trademarks licensed under the Trademark License Agreement at any time when WearGuard, ARAMARK, Leeway or NYNEX, or any of their respective Affiliates, compete with any retail or catalogue business conducted by The Limited or any of its Affiliates as of the Closing.

          SECTION 8.  Addition of Section 8.10 and Section 8.11 of the
                      ------------------------------------------------
Partnership Agreement.  A new Section 8.10 shall be added to the Partnership
---------------------
Agreement as follows:

          8.10  Actions Related to VP Holding Preferred Stock.
                ---------------------------------------------

               (a) Upon the sale of 75,000 shares of VP Holding Series A Convertible Redeemable Preferred Stock (the "Preferred Stock") to certain former employees of "Chadwick's of Boston" catalog division of TJX (the "Preferred Stockholders") at a price of $20.00 per share, VP Holding shall contribute to the Partnership (through FS General Partner or FS Limited Partner, as the case may be) the aggregate $1,500,000 proceeds of such sale.

               (b) At the request of VP Holding, the Partnership shall distribute funds to VP Holding (through FS General Partner or FS Limited Partner) (at the rate of $20.00 (as adjusted for stock dividends or splits) per share redeemed or repurchased) in order to
          (i) permit VP Holding to redeem any shares of Preferred Stock as required or permitted by the terms of the Preferred Stock or (ii) repurchase any shares of Preferred Stock or common stock of VP Holding from the Preferred Stockholders pursuant to a right of first refusal. Prior to the Initial Public Offering, in the event VP Holding is required to redeem shares under the terms of the Preferred Stock the Partnership agrees for the benefit of the Preferred Stockholders that it shall distribute the required funds (up to $20.00 per share of Preferred Stock) to VP Holding to make such redemption. In the event that the Preferred Stock is exchanged for the preferred stock of another corporation, prior to such corporation's initial public offering, in the event it is required to redeem shares of such preferred stock the Partnership agrees for the benefit of the Preferred Stockholders that it shall distribute the required funds to make such redemption.

               (c) Immediately upon any conversion of shares of Preferred Stock into common stock of VP Holding pursuant to the terms of the Preferred Stock, the Partnership shall issue to FS General Partner or the FS Limited Partner, as the case may be, a number of Units equal to the number of shares of common stock of VP Holding issued upon such conversion (based on a ratio of one (1) share of common stock of VP Holding to one (1) Unit); provided that the number of Units to be
                                    --------
          issued pursuant to this Section 8.10(c) shall be adjusted as appropriate to reflect any stock dividends, stock splits, reverse stock splits or similar actions with respect to the capital stock of VP Holding or analogous actions with respect to Units. Upon any distribution to FS General

          Partner or FS Limited Partner referred to in clause (b)(ii) above with respect to a repurchase of common stock of VP Holding, the Partnership shall retire a number of Units held by the FS General Partner or FS Limited Partner, as the case may be, equal to the number of shares of common stock of VP Holding repurchased with the funds so distributed; provided that the number of Units to be retired shall be adjusted as appropriate to reflect any stock dividends, stock splits, reverse stock splits or similar actions with respect to the capital stock of VP Holding or analogous actions with respect to Units.

               (d) No issuance of Units in accordance with Section 8.10 shall cause the Partners to lose any rights set forth in Section 3.04, 7.04, 8.01, 8.02, 8.03 or Article IX where such party would have retained such rights but for such issuance of Units.

          A new Section 8.11 shall be added to the Partnership Agreement as follows:

          8.11  ERISA Matters.
                -------------

          If the Partnership (a) has knowledge that any assets of the Partnership will be treated as "plan assets" (within the meaning of Department of Labor regulations 29 CFR (S) 25103-101), (b) proposes to enter into a transaction which, to the Partnership's knowledge, could result in the Partnership's assets (or any portion thereof) being treated as plan assets, or (c) has knowledge that the continued ownership of the Units by NYNEX or Leeway constitutes or results in any non-exempt prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986, as amended (the "Code"), or any other violation under ERISA, the Partnership shall consult with Leeway and NYNEX and together endeavor to take such commercially reasonable actions or structure such transaction in a commercially reasonable manner which would avoid such treatment; provided, however, that the Partnership
                                      --------  -------
          shall have no obligation to take any action or structure any transaction to avoid such treatment if the Partnership determines, in its sole discretion, that it is not in the interests of the Partnership to do so.

          Notwithstanding the foregoing, if the Partnership has knowledge that the Partnership's assets will be treated as plan assets or that the ownership of the Units by NYNEX or Leeway constitutes or results in any non-exempt prohibited transactions under ERISA or the Code, or any other violation under ERISA, the Partnership shall promptly advise Leeway and NYNEX of such fact.

          SECTION 9.  Amendment of Sections 9.03, 9.05, 9.06 and 9.08 of the
                      ------------------------------------------------------
Partnership Agreement.
---------------------

               (a) A new sentence shall be added to the end of Section 9.03(a) as follows:

          Notwithstanding anything to the contrary herein, (A) Leeway may Transfer all or any portion of its Units to a successor trust or plan (each, a "Leeway Assignee," and collectively with Leeway, the "Leeway Group") in connection with a reorganization of the Long-Term Investment Trust (or a constituent trust or plan or the sponsor of a constituent trust or plan), provided that (i) such Transfer shall not materially adversely affect the legal or tax status of the Partnership, (ii) such Transfer does not result in an increase of more than one beneficial owner of Units for purposes of Section 3(C)(1) of the Investment Company Act of 1940 or an increase of more than one Partner of the Partnership for purposes of Treasury Regulation Section 1.7704-1(h), subject to Sections 9.01 and 9.06 and (B) NYNEX may transfer all of its Units to a successor trust or a plan as a result of, or in connection with, the consummation of the proposed merger of Bell Atlantic and NYNEX Corporation, subject to Sections 9.01 and 9.06.

               (b) A new sentence shall be added to the end of Section 9.05(e) as follows:

          After the Drag Along/Tag Along Date, notwithstanding anything contained in this Section 9.05(e) to the contrary, in the event the Eligible Purchasers collectively elect to purchase all of the Offered Units with respect to any Offer Notice delivered by the FS General Partner or the FS Limited Partner ("FS Offered Units"), each of WearGuard, Leeway and NYNEX shall nonetheless have a Tag Along Right with respect to such FS Offered Units and the Eligible Purchasers shall be obligated, with respect to the exercise by WearGuard, Leeway and/or NYNEX of its Tag Along Right, to purchase the Units of WearGuard, Leeway or NYNEX, as the case may be.

               (c) A new sentence shall be added to the end of Section 9.06(f) of the Partnership Agreement as follows:

          In the event WearGuard, Leeway or NYNEX is required to Transfer their Units as a result of a Partner exercising its rights under Section 9.05(b), none of WearGuard, Leeway or NYNEX shall be required to make any representation or warranty in connection with such Transfer other than as to such Person's valid ownership of its Units, free and clear of all liens and encumbrances other than those arising under applicable securities laws, and such Person's authority, power and right to enter into and consummate such Transfer without violating any other agreement or instrument.

               (d) The last sentence of Section 9.08 of the Partnership Agreement shall be amended and restated as follows:

          Notwithstanding anything to the contrary contained in this Section 9.08, each of WearGuard, Leeway, NYNEX and Chadwick's, regardless of the Percentage Interest any of them then holds in the Partnership, shall at all times have the Tag Along Right set forth in Section 9.05(e) available to Partners with a Percentage Interest of 10% or more as provided in clause (iii) of this Section 9.08. The Partnership shall provide 40 days notice to Chadwick's of any transaction in which the Tag Along Rights set forth in Section 9.05(e) may be exercised by holders of Units.

          SECTION 10. Restrictions on Transferability of the Note.  A new
                      -------------------------------------------
subsection (g) shall be added to Section 9.06 of Partnership Agreement as follows:

               (g) Notwithstanding anything to the contrary contained in this
          Article IX, Chadwick's, the Note and any Transferee of the Note (or any portion thereof) shall be subject to the transferability restrictions, terms and conditions set forth in Sections 9.01, 9.03,
          9.04 and 9.06 hereof applicable to Limited Partners as if Chadwick's were a Limited Partner and the Note were Units. In applying the provisions of such Sections to Chadwick's, the Note (or portion thereof) and any Transferee of the Note (or portion thereof), (i) all terms applicable to Limited Partners in such Sections shall be applicable to Chadwick's and any Transferee of the Note (or portion thereof), (ii) the term "Unit" or "Units" shall be replaced by the term "Note" or "Note Portion," as the context requires, (iii) the term "Offered Units" shall be replaced by the term "Offered Note Portion," and (iv) the term "Remaining Offered Units" shall be replaced by the term "Remaining Note Portion." As a condition precedent to any Transfer of the Note (or portion thereof), each Transferee (if not already a party hereto) shall execute and deliver to each party hereto an instrument or instruments substantially in the form of Attachment A or otherwise reasonably satisfactory to such parties confirming that the Transferee agrees to be bound by the terms of (i) this Agreement applicable to the transferor of the Note (or portion thereof) to be Transferred and (ii) that certain First Amended and Restated Incorporation and Exchange Agreement dated as of December 9, 1996 by and among FS Equity Partners II, L.P., a California limited partnership, FS Equity Partners III, L.P., a Delaware limited partnership, FS Equity Partners International, L.P., a Delaware limited partnership, Lane Bryant Direct Holding, Inc., a Delaware corporation, The Limited, Inc., a Delaware corporation, Chadwick's, Leeway & Co. as nominee for the Long-Term Investment Trust, and NYNEX Master Trust and Brylane Inc., a Delaware corporation (as amended from time to time, the "Incorporation Agreement"), as such Incorporation Agreement may be amended from time to time (including the exhibits thereto), in the same manner and to the extent applicable to the transferor of the Note. The provisions of this subsection 9.06(g) shall not apply to any Transfer of the Note to a controlled Affiliate of TJX, provided that such controlled Affiliate Transferee, prior to
                  --------
          such Transfer, agrees in writing to be bound by all of the provisions of (i) the Partnership Agreement, as amended from time to time, and
          (ii) the Incorporation Agreement (including the exhibits thereto).

          SECTION 11. Amendment of Section 10.01(b) of the Partnership
                      ------------------------------------------------
Agreement.  The last sentence of Section 10.01(b) of the Partnership Agreement
---------
shall be amended by adding the following language of the end thereof and a new sentence shall be added as follows:

          and none of Chadwick's, WearGuard, Leeway nor NYNEX shall be required to act in accordance with clauses (i) and (ii) above if the FS General Partner, the FS Limited Partner and the Freeman Spogli Funds shall have determined, in their sole discretion, that the FS General Partner, the FS Limited Partner and the Freeman Spogli Funds are not required to and do not act in accordance with clauses (i) and (ii) above. Notwithstanding anything contained in this Article X to the contrary, the FS General Partner will consult, discuss and analyze with each of Chadwick's, Leeway and NYNEX prior to finalizing the structure of any transaction (each, a "Different Transaction") contemplated under this Section 10.01(b) (other than the transaction contemplated in the Incorporation Agreement) in order to assess the tax impact such Different Transaction would have on each of Chadwick's, Leeway and NYNEX in an effort to avoid any material detriment to the tax position of Chadwick's, Leeway or NYNEX; provided, however, that in the event that any advice, request or
          --------  -------
          desire of either Chadwick's, Leeway or NYNEX with respect to the structure of any such Different Transaction is for any reason not reflected in or accommodated by the final structure (approved by the FS General Partner and Lane Bryant) of such Different Transaction contemplated under this Section 10.01(b), each of Chadwick's, Leeway and NYNEX shall nonetheless be bound by the provisions of this Article X.

          SECTION 12. Amendment of Section 10.01(d) of the Partnership
                      ------------------------------------------------
Agreement.  Section 10.01(d) of the Partnership Agreement shall be amended and
---------
restated as follows:

               (d) If the Freeman Spogli Funds or any Affiliate or Affiliates of the Freeman Spogli Funds holding stock of Newco (the "FS Stockholder") elect to distribute any or all of their shares of Newco in the Initial Public Offering, each of (i) the Affiliate or Affiliates of The Limited holding stock of Newco (the "Limited Stockholder"), (ii) WearGuard, (iii) Chadwick's,

          (iv) Leeway and (v) NYNEX shall have a right to distribute a pro rata portion (based on the proportion that the shares the FS Stockholder seeks to distribute in the Initial Public Offering bears to the total shares then held by the FS Stockholder) of its or their shares of Newco in such Initial Public Offering.

          SECTION 13. Amendment of Section 10.02 of the Partnership Agreement.
                      -------------------------------------------------------
Clause (ii) of Section 10.02 of the Partnership Agreement shall be amended and restated as follows:

          (ii) the FS Stockholder, the Limited Stockholder, WearGuard, Leeway, NYNEX and Chadwick's shall enter into a Registration Rights Agreement substantially in the form of Exhibit 4.03A to the Incorporation
                                       -------------
          Agreement (the "Registration Rights Agreement") and a Stockholders Agreement substantially in the form of Exhibit 4.03B to the
                                                 -------------
          Incorporation Agreement (the "Stockholders Agreement"), it being understood and agreed that there will be no restrictions on, or rights with respect to transfers of, the Note or equity interests in Newco, except as set forth in such Registration Rights Agreement and Stockholders Agreement.

          SECTION 14. Amendment of Section 13.02 of the Partnership Agreement.
                      -------------------------------------------------------
A new sentence shall be added to the end of Section 13.02 of the Partnership Agreement as follows:

          Notwithstanding anything to the contrary contained in this Section 13.02, any amendment to this Agreement which would adversely affect the specific rights of Leeway, NYNEX or Chadwick's as set forth in this Agreement, the Note, the Registration Rights Agreement, the Incorporation Agreement or the Stockholders Agreement shall require the prior written consent of Leeway, NYNEX or Chadwick's, respectively, with regard to any such amendment; provided, however,
                                                           --------
          that any issuance of Units in accordance with the terms of this Agreement and grant of additional rights to the holder of such Units in connection therewith is not prohibited by the foregoing (if not prohibited by this Agreement, the Note, the Registration Rights Agreement, the Incorporation Agreement or the Stockholders Agreement); and provided
              --------
          further that with respect to any grant of additional rights hereunder
          -------
          or in any other agreement covering the matters contemplated by this Agreement, Leeway and NYNEX shall be treated equally.

          SECTION 15.  Change of Measurement Date for Termination of Rights.
                       ----------------------------------------------------
Notwithstanding anything contained herein or in the Partnership Agreement to the contrary, the parties hereto hereby agree that in applying the provisions of the Partnership Agreement where the rights of a Partner or group terminate if such party has sold more than a certain number or percentage of the Units it held "as of the date hereof," as of "August 30, 1993," as of "the date of the Partnership Agreement" or as of dates similarly phrased, the date "August 30, 1993" shall be replaced by the date of the Closing and the phrases "as of the date hereof," "as of the date of the Partnership Agreement" and all similar phrases shall be replaced by the phrase "as of the Closing."

          SECTION 16. No Violation of Section 6.01 or Section 3.3(b).  All
                      ----------------------------------------------
parties hereto hereby expressly consent to the purchase of substantially all of the assets of the Division and agree and acknowledge that such purchase and operation of the business of the Division substantially as the Division is operated as of the date hereof will not violate Section 6.01 of the Partnership Agreement and will not violate Section 3.3(b) of the Stockholders Agreement. The Limited also expressly approves and consents to all Sections hereof.

          SECTION 17. Waiver of Rights Under Section 3.04(d); Tag Along Rights.
                      --------------------------------------------------------

          (a) Each of The Limited and Lane Bryant hereby expressly waives its rights under Section 3.04(d) of the Partnership Agreement with respect to (i) the Units issued to FS Limited Partner, WearGuard, Leeway and NYNEX pursuant to the Subscription Agreement and Sections 2 and 3 hereof, (ii) to the Units that may be issued to Chadwick's upon conversion of the Note pursuant to Section 3 hereof and (iii) Units that may be issued to FS General Partner and/or FS Limited Partner upon conversion of the VP Holding Preferred Stock as contemplated by Section 8 hereof.

          (b) Each of the parties hereto and The Limited agrees and acknowledges that the Freeman Spogli Funds have granted to (i) certain employees of the Partnership and/or its subsidiaries, (ii) Leeway and (iii) NYNEX Trust certain tag along rights ("FS Tag Along Rights") with respect to the Units indirectly held by the Freeman Spogli Funds, which FS Tag Along Rights are exercisable prior to the Tag Along/Drag Along Date. In the event of a transfer of Units by the FS General Partner and/or the FS Limited Partner (directly or indirectly) prior to the Tag Along/Drag Along Date with respect to which Lane Bryant desires to exercise its Right of First Offer set forth in Section 9.04 or the Limited's Right of First Refusal in Section 9.04, or their Tag Along Right set forth in
Section 9.05(e) of the Partnership Agreement, then the number of Units sold (directly or indirectly) by each of

FS General Partner, FS Limited Partner, Lane Bryant or WearGuard, as the case may be, shall be reduced to accommodate the FS Tag Along Rights.

          SECTION 18. Consent by Brylane Inc. and the Freeman Spogli Funds.
                      ----------------------------------------------------
Brylane Inc. and the Freeman Spogli Funds hereby expressly approve and consent to all Sections of this Amendment.

          SECTION 19.  Assignment of Rights and Obligations.  Notwithstanding
                       ------------------------------------
anything contained herein or in the Partnership Agreement to the contrary, each of WearGuard, Leeway and NYNEX may (i) assign their rights under Section 9.05 and Section 9.06(f) of the Partnership Agreement to one purchaser of more than 50% of the Units then held by such Person (or, in the case of the Leeway Group, to one purchaser of more than 50% of the Units then collectively held by the Leeway Group) and (ii) Transfer its Units to a controlled Affiliate of WearGuard, Leeway and NYNEX, as the case may be, subject to Sections 9.01 and
9.06 (but not subject to Sections 9.03, 9.04 and 9.05) of the Partnership Agreement, provided that, prior to any such assignment or Transfer, each such assignee Person or controlled Affiliate transferee, as the case may be, shall enter into a written agreement to be bound by the terms and conditions of this Amendment, the Partnership Agreement and the Incorporation Agreement (including all exhibits thereto) applicable to WearGuard, Leeway and NYNEX, as the case may be, and provided, further, that their respective rights, if any, under Sections
        --------  -------
3.04(d), 7.04 and 8.03(d) may not be assigned.

          SECTION 20. Transaction Agreement.  Each of Chadwick's, WearGuard,
                      ---------------------
Leeway and NYNEX is hereby expressly made a third party beneficiary to Section
7.04 of the Transaction Agreement.

          SECTION 21. Governing Law.  This Amendment and the rights of the
                      -------------
parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.

          SECTION 22. Effectiveness.  This Amendment shall become effective,  if
                      -------------
at all, only on the date of Closing (as such term is defined in the Purchase Agreement).

          SECTION 23. Counterparts.  This Amendment may be executed in
                      ------------
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


                              BRYLANE, L.P.,
                              a Delaware limited partnership

                              By: VGP Corporation
                                  Its General Partner


                              By: /s/ John M. Roth
                                 -----------------------
                                    Name: John M. Roth
                                         ---------------
                                    Title: President
                                          --------------

                              VGP CORPORATION,
                              a Delaware corporation


                              By: /s/ John M. Roth
                                 -----------------------
                                    Name: John M. Roth
                                         ---------------
                                    Title: President
                                          --------------

                              VLP CORPORATION,
                              a Delaware corporation


                              By: /s/ John M. Roth
                                  --------------------------------
                                    Name: John M. Roth
                                         -------------------------
                                    Title: President
                                          ------------------------

                              LANE BRYANT DIRECT, INC.,
                              a Delaware corporation

                              By:   LANE BRYANT DIRECT HOLDING, INC.,
                                    a Delaware corporation,
                              Its:  Successor in Interest


                              By: /s/ William K. Gerber
                                  --------------------------------
                                    Name: William K. Gerber
                                         -------------------------
                                    Title: Vice President
                                          ------------------------

                              WEARGUARD CORPORATION,
                              a Delaware corporation


                              By: /s/ Barbara A. Austell
                                  --------------------------------
                                    Name: Barbara A. Austell
                                         -------------------------
                                    Title: Treasurer
                                          ------------------------

                              CHADWICK'S, INC.,
                              a Massachusetts corporation


                              By: /s/ Donald G. Campbell
                                  --------------------------------
                                    Name: Donald G. Campbell
                                         -------------------------
                                    Title: Vice President
                                          ------------------------

                              LEEWAY & CO.,
                              as nominee for the Long-Term Investment Trust

                              By: State Street Bank and Trust, as Trustee for the Long-Term Investment Trust


                              By: /s/ John Muir
                                  ---------------------------------
                                    Name: John Muir
                                         --------------------------
                                    Title: Assistant Vice President
                                          -------------------------

                              MASTER NYNEX TRUST
                              By: Mellon Bank, N.A., as Trustee for NYNEX Master Trust, as directed by NYNEX Corporation


                              By: /s/
                                  --------------------------------
                                    Name:
                                         -------------------------
                                    Title: Vice President
                                          ------------------------

                              For Purposes of Sections 16 and 17 only:

                              THE LIMITED,
                              a Delaware corporation


                              By: /s/ William K. Gerber
                                  ----------------------------------
                                    Name: William K. Gerber
                                         ---------------------------
                                    Title: Vice President of Finance
                                          --------------------------

                              For Purposes of Section 18 only:

                              FS EQUITY PARTNERS II, L.P.

                              By:   Freeman Spogli & Co.
                              Its:  General Partner


                              By: /s/ John M. Roth
                                  --------------------------------
                                    Name:  John Roth

                                    Title: Vice President
                                          ------------------------

                              FS EQUITY PARTNERS III, L.P.

                              By:   FS Capital Partners, L.P.
                              Its:  General Partner

                              By:   FS Holdings, Inc.
                              Its:  General Partner


                              By: /s/ John M. Roth
                                  --------------------------------
                                    Name:  John Roth

                                    Title: Vice President
                                          ------------------------

                              FS EQUITY PARTNERS INTERNATIONAL,
                              L.P.

                              By:   FS&Co. International, L.P.
                              Its:  General Partner

                              By:   FS International Holdings, Limited
                              Its:  General Partner


                              By: /s/ John M. Roth
                                  --------------------------------
                                    Name:  John Roth

                                    Title: Vice President
                                          ------------------------